As filed with the Securities and Exchange Commission on July 11, 2008

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER
THE SECURITIES ACT OF 1933

EMRISE CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	77-0226211
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

9485 Haven Avenue, Suite 100, Rancho Cucamonga, California	91730
(Address of Principal Executive Offices)	(Zip Code)

2007 STOCK INCENTIVE PLAN

(Full title of the plan)

D. John Donovan
Vice President Finance and Administration
EMRISE Corporation
9485 Haven Avenue, Suite 100, Rancho Cucamonga, California

(Name and address of agent for service)

(909) 987-9220

(Telephone number, including area code, of agent for service)

Copies of all correspondence to:

LARRY A. CERUTTI, Esq.
Rutan & Tucker, LLP
611 Anton Boulevard, 14th Floor
Costa Mesa, California 92626
(714) 641-5100

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee(2)
Common Stock, par value $0.0033	5,000,000	$0.56	$2,800,000	$110.04

(1)   In the event of a stock split, stock dividend, or similar transaction involving the Registrant’s Common Stock, the number of shares registered hereby shall automatically be increased to cover the additional shares in accordance with Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”).

(2)   Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act, and represents the average of the high and low sales prices of the Registrant’s Common Stock, as reported on the NYSE Arca on July 9, 2008 as to 5,000,000 shares available for future grant under the Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I, Items 1 and 2, will be sent or given to employees and consultants in accordance with Form S-8 and Rule 428(b)(1) of the Securities Act of 1933, as amended, or Securities Act.  We will furnish without charge to each employee or consultant to whom information is required to be delivered, upon written or oral request, a copy of each document incorporated by reference in Item 3 of Part II of this Registration Statement, which documents are incorporated by reference in the Section 10(a) prospectus, and any other documents required to be delivered to them under Rule 428(b) of the Securities Act. Requests should be directed to EMRISE Corporation, 9485 Haven Avenue, Suite 100, Rancho Cucamonga,  California  91730, Attention: Secretary. Our telephone number is (909) 987-9220.

The information called for in Part I of Form S-8 is not being filed with or included in this Form  S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission, or Commission.

PART II

Item 3.        Incorporation of Documents by Reference

The Commission allows us to incorporate by reference information we file with it, which means we can disclose important information to you by referring you to documents we have filed with the Commission.  The information incorporated by reference is considered to be a part of this prospectus.  We incorporate by reference the documents listed below and any future filings we make with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the termination of the offering covered by this prospectus:

•      Our Annual Report on Form 10-K for the year ended December 31, 2007, as filed with the Commission on March 31, 2008;

•      Our Current Report on Form 8-K for May 23, 2008, as filed with the Commission on May 28, 2008;

•      Our Quarterly Report on Form 10-Q for the three months ended March 31, 2008, as filed with the Commission on May 15, 2008;

•      Our Proxy Statement for our 2008 Annual Meeting of Stockholders, as filed with the Commission on April 29, 2008;

•      Our Current Report on Form 8-K for April 22, 2008, as filed with the Commission on April 22, 2008;

•      Our Current Report on Form 8-K for March 31, 2008, as filed with the Commission on March 31, 2008;

•      Our Current Report on Form 8-K for February 6, 2008, as filed with the Commission on February 7, 2008;

•      Our Current Report on Form 8-K for January 2, 2008, as filed with the Commission on January 2, 2008; and

•      The description of our capital stock contained in our Registration Statement on Form 8-A, as filed with the Commission on August 4, 2005 (Registration No. 001-10346), including any amendments or reports filed for the purpose of updating such description.

Any statement in a document incorporated or deemed to be incorporated by reference in this prospectus is deemed to be modified or superseded to the extent that a statement contained in this prospectus, or in any other document we subsequently file with the Commission, modifies or supersedes that statement.  If any statement is modified or superseded, it does not constitute a part of this prospectus, except as modified or superseded.

Information that is “furnished to” the Commission shall not be deemed “filed with” the Commission and shall not be deemed incorporated by reference into this prospectus or the registration statement of which this prospectus is a part.

Item 4.        Description of Securities

Not applicable.

Item 5.        Interests of Named Experts and Counsel

Not applicable.

Item 6.        Indemnification of Directors and Officers

Our Certificate of Incorporation, as amended, or Certificate of Incorporation, provides that, to the fullest extent permitted by the Delaware General Corporation Law, or Delaware Law, our directors shall not be liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director.  Under current Delaware Law, liability of a director may not be limited (i) for any breach of the director’s duty of loyalty to a company or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) in respect of certain unlawful dividend payments or stock redemptions or repurchases, and (iv) for any transaction from which the director derives an improper personal benefit. The effect of the provision of the Certificate of Incorporation is to eliminate our right and the rights of our stockholders (through stockholders’ derivative suits on behalf of the company) to recover monetary damages against a director for breach of the fiduciary duty of care as a director (including breaches resulting from negligent or grossly negligent behavior) except in the situations described in clauses (i) through (iv) above. The inclusion of this provision in our Certificate of Incorporation may have the effect of reducing the likelihood of derivative litigation against officers and directors, and may discourage or deter stockholders or management from bringing a lawsuit against officers and directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefited the company and its stockholders. This provision does not limit or eliminate our right or the rights of any stockholder to seek non-monetary relief such as an injunction or rescission in the event of a breach of a director’s duty of care. The duty of care requires that, when acting on behalf of the corporation, officers and directors must exercise an informed business judgment based on all material information reasonably available to them.

In addition, our Bylaws provide that we shall indemnify our directors, officers, employees and agents against losses incurred by any such person by reason of the fact that such person was acting in such capacity. Both the our Certificate of Incorporation and Bylaws provide indemnification to our officers and directors and certain other persons with respect to certain matters to the maximum extent allowed by Delaware law as it exists now or may hereafter be amended. These provisions do not alter the liability of officers and directors under the U.S. federal securities laws and do not affect the right to sue (nor to recover monetary damages) under federal securities laws for violations thereof.

Our policy is to enter into separate indemnification agreements with each of our directors and officers that provide the maximum indemnity allowed to directors and officers by Delaware Law and which allow for additional procedural protections.  In addition, under such indemnification agreements, each such director or officer is entitled to an advance of expenses to the maximum extent authorized or permitted by law to meet the obligations indemnified against.  We also maintain directors’ and officers’ insurance to insure those persons against various liabilities.

To the extent that our Board of Directors or stockholders may in the future wish to limit or repeal our ability to indemnify directors, such repeal or limitation may not be effective as to directors and officers who are currently parties to indemnification agreements, because their rights to full protection are contractually assured by the indemnification agreements. It is anticipated that similar contracts may be entered into, from time to time, with our future directors and officers.

These indemnification provisions and the indemnification agreements entered into between us and our officers and directors may be sufficiently broad to permit indemnification of the Registrant’s officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933, as amended.

Item 7.        Exemption from Registration Claimed

Not applicable.

Item 8.        Exhibits

The following exhibits are included herein:

Exhibit Number	Description

4.1	EMRISE Corporation 2007 Stock Incentive Plan

5.1	Opinion of Rutan & Tucker, LLP

23.1	Consent of Rutan & Tucker, LLP (contained in Exhibit 5.1)

23.2	Consent of Independent Registered Public Accounting Firm

24.1	Power of Attorney (contained on the signature page to this Registration Statement)

Item 9.        Undertakings

The undersigned Registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)            To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration fee” table in the effective registration statement;

(iii)          To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)           That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned Registrant hereby undertakes that, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rancho Cucamonga, State of California, on this 11th day of July, 2008.

EMRISE Corporation,
a Delaware corporation

By:	/s/ D. JOHN DONOVAN
D. John Donovan
Vice President Finance and Administration

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints D. John Donovan and Carmine T. Olivia, and each of them, their his attorneys-in-fact and agents, with the power of substitution and resubstitution, for him and in his name, place or stead, in any and all capacities, to sign any amendment to this Registration Statement on Form S-8, and to file such amendments, together with exhibits and other documents in connection therewith, with the Securities and Exchange Commission, granting to such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as he might or could do in person, and ratifying and confirming all that the attorney-in-fact and agent, or his substitute or substitutes, may do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated. Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ CARMINE T. OLIVA	Chairman of the Board, President, Chief	July 8, 2008
Carmine T. Oliva	Executive Officer and Director (principal executive officer)

/s/ D. JOHN DONOVAN	Vice President Finance and Administration,	July 11, 2008
D. John Donovan	Secretary and Treasurer (principal financial officer and principal accounting officer)

/s/ LAURENCE P. FINNEGAN, JR.	Director	July 8, 2008
Laurence P. Finnegan, Jr.

/s/ OTIS W. BASKIN	Director	July 8, 2008
Otis W. Baskin

/s/ RICHARD E. MAHMARIAN	Director	July 10, 2008
Richard E. Mahmarian

INDEX TO EXHIBITS

Exhibit Number	Description

4.1	EMRISE Corporation 2007 Stock Incentive Plan

5.1	Opinion of Rutan & Tucker, LLP

23.1	Consent of Rutan & Tucker, LLP (contained in Exhibit 5.1)

23.2	Consent of Independent Registered Public Accounting Firm

24.1	Power of Attorney (contained on the signature page to this Registration Statement)